UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 16, 2017, NYSE American LLC (the “Exchange”) notified Samson Oil & Gas Limited (the “Company”) that the Exchange was proceeding to delist the Company’s American Depository Shares (“ADSs”) from the Exchange and that trading of the ADSs on the Exchange would be immediately suspended. A copy of the November 16, 2017 letter announcing the decision by the Listing Qualifications Panel to delist the ADSs is attached hereto as Exhibit 99.1. The Exchange’s November 16, 2017 press release announcing the immediate trading suspension of the ADSs is attached hereto as Exhibit 99.2

As previously reported, the Exchange had commenced delisting proceedings pursuant to Section 1003(a)(iii) and Section 1009 of the NYSE American Company Guide because the Company failed to meet the stockholders’ equity requirement of $6,000,000 at the end of the maximum permitted 18-month compliance plan period, which ended on September 14, 2017.

Item 7.01	Regulation FD Disclosure

On November 19, 2017, the Company issued a press release regarding the Exchange’s suspension of trading of its ADS and the expected resumption of trading of the ADSs via an over-the-counter market. A copy of that press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Delisting notice from NYSE dated November 16, 2017
99.2	NYSE American press release announcing trading suspension dated November 16, 2017
99.3	Company press release dated November 19, 2017 announcing trading suspension

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer